EXHIBIT 10.4

                           ARTICLES AND PLAN OF MERGER

                                       OF

                        GERARD INTERNATIONAL REALTY, INC.
                             (A FLORIDA CORPORATION)

                                       AND

                         ESSLINGER-WOOTEN-MAXWELL, INC.
                             (A FLORIDA CORPORATION)

         Pursuant to the provisions of Section 607.1105, Florida Statutes, these Article and Plan of Merger provide that:

         1. Gerard International Realty, Inc., a Florida corporation (the "Acquiree"), shall be merged with and into Esslinger-Wooten-Maxwell, Inc., a Florida corporation (the "Acquiror"), which shall be the surviving corporation (the "Surviving Corporation").

         2. The merger shall become effective as of the day on which these Articles of Merger are filed by the Secretary of State of Florida.

         3. The Plan of Reorganization and Acquisition Agreement (the "Plan"), dated as of ______________________, 1998, pursuant to which the Acquiree shall be merged with and into the Acquiror, was approved and adopted by the sole shareholder of the Acquiror on September 1, 1998, and was unanimously approved by the shareholders of the Acquiree on ________________________, 1998.

         4. The Plan provides that the holders of all the issued and outstanding shares of Common Stock, par value $1.00 per share, of Acquiree shall automatically and without any action by the record owners thereof be converted into the right to receive shares of First Reserve, Inc., a Florida corporation ("Acquiror Parent"), in the ratio of 3,000 shares of Acquiror Parent Common Stock for each share of Acquiree Common Stock. Fractional shares of Acquiror Parent Common Stock shall be rounded up to the next larger whole share. Upon tender by the shareholders of Acquiree of certificates representing their shares of Common Stock of Acquiree, such shareholders shall receive certificates representing their shares of Acquiror Parent Common Stock.

         IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of each of the Acquiror and the Acquiree by their authorized officers as of ___________________________, 1998.

                          GERARD INTERNATIONAL REALTY, INC.


                          By:/S/NELSON GONZALEZ
                                   Nelson Gonzalez, President

                          ESSLINGER-WOOTEN-MAXWELL, INC.


                          By:/S/RONALD A. SHUFFIELD
                                            Ronald A. Shuffield, President